UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 7, 2008
MOBILE MINI, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12804	86-0748362

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7420 South Kyrene Road, Suite 101, Tempe, Arizona	85283

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (480) 894-6311
None

(Former name or former address, if changed since last report)
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition
Item 9.01 Exhibits
SIGNATURES
EX-99.1

Item 2.02. Results of Operations and Financial Condition
On August 7, 2008, Mobile Mini, Inc. issued a press release announcing its financial results for the second quarter ended June 30, 2008. A copy of the press release is furnished as Exhibit 99.1 to this report.
The press release includes the financial measures “EBITDA” and “free cash flow.” The EBITDA and free cash flow measurements may be deemed “non-GAAP financial measures” under rules of the Securities and Exchange Commission, including Regulation G.
EBITDA is defined as net income before interest expense, income taxes, depreciation and amortization, and debt extinguishment costs. We present EBITDA because we believe it provides useful information regarding our ability to meet our future debt payment requirements, capital expenditures and working capital requirements and that it provides an overall evaluation of our financial condition. In addition, EBITDA is a component of certain financial covenants under our revolving credit facility and is used to determine our available borrowing ability and the interest rate in effect at any point in time. We include EBITDA in the earnings announcement to provide transparency to investors. EBITDA has certain limitations as an analytical tool and should not be used as a substitute for net income, cash flows, or other consolidated income or cash flow data prepared in accordance with generally accepted accounting principles in the United States or as a measure of our profitability or our liquidity.
Free cash flow is defined as net cash provided by operating activities, less net cash used in investing activities, excluding acquisitions. We present free cash flow because we believe it provides useful information regarding our liquidity and ability to meet our short-term obligations.
A reconciliation of EBITDA to net cash provided by operating activities and net income to EBITDA, as well as a reconciliation of net cash provided by operating activities to free cash flow, follows. These reconciliations are in thousands and includes effects of rounding:

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007

Reconciliation of EBITDA to net cash provided by operating activities:

EBITDA	$20,354	$32,783	$49,814	$64,514
Senior Note redemption premiums	—	(8,926)	—	(8,926)
Interest paid	(3,712)	(8,453)	(6,990)	(16,429)
Income and franchise taxes paid	(327)	(479)	(429)	(594)
Share-based compensation expense	1,376	1,210	2,364	2,150
Gain on sale of lease fleet units	(1,603)	(1,447)	(3,094)	(2,741)
Loss on disposal of property, plant and equipment	—	23	29	32
Changes in certain assets and liabilities, net of effect of businesses acquired:
Receivables	(4,898)	(2,803)	(2,265)	(537)
Inventories	(3,067)	(65)	(3,570)	(4,070)
Deposits and prepaid expenses	357	1,220	900	547
Other assets and intangibles	4,430	305	99	302
Accounts payable and accrued liabilities	7,701	1,655	4,683	1,474

Net cash provided by operating activities	$20,611	$15,023	$41,541	$35,722

Reconciliation of net income to EBITDA:
Net income	$4,861	$6,331	$15,519	$19,028
Interest expense	6,419	6,100	12,564	12,053
Provision for income taxes	3,327	4,015	10,315	12,205
Depreciation and amortization	5,747	5,113	11,416	10,004
Debt extinguishment expense	—	11,224	—	11,224

EBITDA	$20,354	$32,783	$49,814	$64,514

Reconciliation of free cash flow:
Net cash provided by operating activities	$20,611	$15,023	$41,541	$35,722
Net cash used in investing activities, excluding acquisitions	(13,864)	(36,850)	(30,339)	(68,999)

Free cash flow (use)	$6,747	$(21,827)	$11,202	$(33,277)

In accordance with general instruction B.2 to Form 8-K, information in this Item 2.02 and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of such section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Exhibits
(d)	Exhibits.
99.1	Registrant’s press release, dated August 7, 2008.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOBILE MINI, INC.
Dated: August 7, 2008	/s/ Lawrence Trachtenberg
	Name:	Lawrence Trachtenberg
	Title:	Executive Vice President and Chief Financial Officer

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